Exhibit 99.1

NOG ANNOUNCES PROPOSED $500 MILLION PRIVATE OFFERING OF SENIOR NOTES

MINNEAPOLIS—(BUSINESS WIRE)—August 19, 2026— Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced that it intends to offer, subject to market and other conditions, $500 million in aggregate principal amount of senior notes due 2034 (the “Notes”) in a private offering to eligible purchasers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its revolving credit facility and the remainder, if any, for general corporate purposes.

The Notes will not be registered under the Securities Act or under any state or other securities laws and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements.

The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT NORTHERN OIL AND GAS

NOG is the largest publicly traded dedicated non-operator in the United States, built on a differentiated strategy of acquiring non-operated minority working interests and mineral rights across the premier basins of North America.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements, including, but not limited to, statements regarding the Company’s plans to issue the Notes and the anticipated use of the net proceeds therefrom. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting the Company’s properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which the Company conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and natural gas liquids; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; the Company’s ability to identify and consummate additional development opportunities and potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from the Company’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on the Company’s cash position and levels of indebtedness; changes in the Company’s reserves estimates or the value thereof; disruption to the Company’s business due to acquisitions and other significant transactions; changes in local, state and federal laws, regulations or policies that may affect the Company or the Company’s industry (such as the effects of tax law changes, and changes in environmental, health and safety regulation and regulations addressing climate change, and trade policy and tariffs), and similar changes in foreign jurisdictions where we currently or in the future may operate, including Canada; conditions of the securities markets; exchange rate fluctuations; risks associated with the Company’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on the Company’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of the Company; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuances, including counterparty risk; increasing attention to environmental, social and governance matters; the Company’s ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on the Company’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond the Company’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions and shipping channels, including the joint U.S.-Israel strikes on Iran, continued instability in the Middle East and the effects of any changes to conditions in or impacting Venezuela; and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products and prices.

The Company has based any forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation.

CONTACT:

Evelyn Leon Infurna

Vice President of Investor Relations

(952) 476-9800

ir@noginc.com

Source: Northern Oil and Gas, Inc.